JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A ordinary shares of Alpex Acquisition Corporation dated as of August 24, 2026 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

                                                                                                FEIS EQUITIES LLC

                                                                                                By:       /s/ Lawrence M. Feis

                                                                                                            Managing Member LLC

                                                                                                LAWRENCE M. FEIS

                                                                                                By:       /s/ Lawrence M. Feis

Date: August 24, 2026